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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-3 of our report dated February 8, 1999, on our audits of the consolidated financial statements of Netegrity, Inc. as of December 31, 1998 and December 31, 1997 and for each of the three years in the period ended December 31, 1998 and 1997, and the nine months ended December 31, 1996, which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.




                                       /s/ PricewaterhouseCoopers LLP


October 13, 1999
Boston, Massachusetts